UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 13, 2009
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mintflower Place 8 Par-La-Ville Road Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
In a press release issued on July 13, 2009, Nabors Industries Ltd. (the “Company”) announced that its second quarter results will include non-cash pre-tax charges of approximately $240 million. These charges primarily relate to approximately $178 million in impairments and reserves recorded for certain assets across multiple business units, and also include approximately $62 million related to the acceleration into the second quarter of the expensing of certain unvested stock grants issued in prior years. The Company has also tempered its full-year expectations for virtually all of its operations and now expects 2009 operating cash flow (EBITDA) to exceed $1.3 billion. The reductions in pre-tax income will generate a net tax benefit in the Company’s US tax position significantly offsetting the impact to free cash flow from the moderated operating outlook. A copy of the press release is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby filed.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document Description

99.1	Press Release issued by Nabors Industries Ltd. on July 13, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.
Date: July 13, 2009	By:	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Nabors Industries Ltd. on July 13, 2009.